Exhibit 99.1

SOUTHWEST AIRLINES CO.

NOTICE OF CHANGE IN DEFAULT SETTLEMENT METHOD

1.250% CONVERTIBLE SENIOR NOTES DUE 2025

(CUSIP No. 844741 BG2)*

(ISIN No. US844741 BG22)*

January 27, 2025

Reference is made to the First Supplemental Indenture, dated as of May 1, 2020 (the “Supplemental Indenture”), entered into by and between Southwest Airlines Co., a Texas corporation (the “Issuer”), and Computershare Trust Company, N.A., as successor trustee (the “Trustee”) to Wells Fargo Bank, National Association, to the Indenture, dated as of September 17, 2004, between the Issuer and the Trustee, and to the Issuer’s 1.250% Convertible Senior Notes due 2025 (the “Notes”) issued thereunder. This Notice is being delivered pursuant to Section 7.02(a)(iii) of the Supplemental Indenture. Any capitalized term used but not otherwise defined in this Notice has the meaning assigned to such term in the Supplemental Indenture.

In accordance with Section 7.02(a)(iii) of the Supplemental Indenture, the Issuer hereby provides notice to the Trustee, the Conversion Agent and all Securityholders that the Default Settlement Method is hereby changed to Cash Settlement. As such, all Notes validly surrendered for conversion in accordance with the Supplemental Indenture on or after the date hereof will be settled in accordance with the Supplemental Indenture using Cash Settlement as the Settlement Method.

SOUTHWEST AIRLINES CO.

* No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed above in this Notice or printed on the Notes.